UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 31, 2024
Date of Report (date of earliest event reported)
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JUSHI HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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British Columbia (State or other jurisdiction of incorporation or organization)	000-56468 (Commission File Number)	98-1547061 (I.R.S. Employer Identification Number)
301 Yamato Road, Suite 3250 Boca Raton, FL 33431
(Address of principal executive offices and zip code)
(561) 617-9100
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Issuance of Term Loans

Jushi Holdings Inc. (the “Company”) entered into a Credit Agreement, dated as of July 31, 2024 (the “Credit Agreement”), by and among the Company, as borrower, the other loan parties that are parties thereto, the lenders that are party thereto, and Argent Institutional Trust Company, as agent for the lenders (the “Agent”).

Pursuant to the Credit Agreement, a syndicate of lenders (each, a “Lender”) provided US$48,500,000 in secured term loans (the “Term Loans”) to the Company. The Term Loans mature (the “Maturity Date”) on the earlier of (i) 30 months from the closing date or (ii) 91 days prior to the maturity of the Company’s existing Second Lien Notes due December 7, 2026 (the “Second Lien Notes”) issued pursuant to the Company’s existing Trust Indenture, dated as of December 7, 2022, by and between the Company and Odyssey Trust Company, as Trustee (the “Indenture”).

In connection with the Term Loans, the Company issued to the Lenders warrants to purchase up to an aggregate of 19,400,000 of the Company’s subordinate voting shares (the “Warrants”). Each Warrant is exercisable for one subordinate voting share of the Company. The Warrants are exercisable until July 31, 2029, at an exercise price of US$1.00 per subordinate voting share, and are subject to adjustment under certain circumstances as further described in the Warrants. The Company also granted certain registration rights under the United States Securities Act of 1933, as amended (the “Securities Act”), to the Lenders in respect of the resale of the subordinate voting shares issuable upon exercise of the Warrants.

An entity affiliated with James Cacioppo, the Company’s Chief Executive Officer, Chairman and Founder, participated as a Lender in the transaction by providing the Company a Term Loan in the principal amount of US$9,000,000, and received 3,600,000 Warrants. Denis Arsenault, a Founder and significant equity holder of the Company, participated as a Lender in the transaction by providing the Company a Term Loan in the principal amount of US$7,000,000, and received 2,800,000 Warrants.

The Warrants issued pursuant to the Term Loans were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and, as applicable, corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Lenders are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and the Warrants contain a legend stating the same.

Original Issue Discount, Interest and Maturity

The Term Loans were issued with a 2% original issue discount and will accrue interest at a rate of 12.25% per annum, payable quarterly in arrears on the first business day of February, May, August and November of each year, beginning on November 1, 2024. The Term Loans will mature on the Maturity Date.

Amortization

Beginning on August 1, 2025, the Company shall repay the Term Loans in an amount equal to 10% per annum of the total amount of Term Loans funded on the closing date, in equal quarterly installments on the first business day of each calendar quarter.

Prepayment

The Company is required to make mandatory prepayments of the Term Loans with 100% of the proceeds from (i) certain asset sales and (ii) the incurrence of indebtedness not otherwise permitted under the Credit Agreement. The Company may also optionally prepay the Term Loans upon 10 business days prior notice to the Agent. The Company is also required to prepay the Term Loans with 35% of the Company's annual excess cash flow, with such payment required upon the earlier of 15 business days after the delivery of the year-end audited financial statements and the 120th day after each fiscal year end.

Guarantees, Security and Ranking

To secure its obligations with respect to the Term Loans, each of the Company and its current and future subsidiaries, other than certain excluded subsidiaries (the “Guarantors”) has granted a first-lien security interest over substantially all of its assets to the Agent for the benefit of the Lenders, pursuant to a guaranty and collateral security agreement (the “Guaranty and Security Agreement”). All obligations under the Credit Agreement are guaranteed by the Guarantors pursuant to the Guaranty and Security Agreement.

Change of Control

Upon the occurrence of a “Change of Control” (as defined in the Credit Agreement) of the Company, the Lenders may elect to cause the Company to repay the Term Loans within 10 business days of such Change of Control.

Restrictive Covenants

The Credit Agreement contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: declare or pay cash dividends or other distributions on their respective equity securities; incur additional indebtedness other than “Permitted Indebtedness” (as defined in the Credit Agreement); or engage in certain asset sales. These covenants are subject to important exceptions and qualifications set forth in the Credit Agreement.

Financial Covenants

The Credit Agreement includes a financial covenant that requires the Company to maintain a minimum unrestricted cash balance as of the last day of each calendar month during the term of the Term Loans, with an initial minimum cash balance of US$8,000,000, subject to certain “step-ups” for succeeding periods, all as set forth in the Credit Agreement.

Intercreditor Agreement

The Term Loans are subject to the terms of a Subordination and Intercreditor Agreement setting forth, among other things, the subordination of the Second Lien Notes to the first lien obligations of the Company and the Guarantors under the Credit Agreement, and the standstill of enforcement rights until the repayment in full of the first lien obligations under the Credit Agreement in certain instances.

Use of Proceeds

The Company used the proceeds from the Term Loans, together with approximately US$7,400,000 of cash on hand, to repay the previous first lien obligations of the Company under the Company’s Senior Secured Credit Agreement, dated October 20, 2021 (as amended, the “Acquisition Facility”), by and among the Company, as borrower, the other loan parties that are parties thereto, the lenders that are party thereto, and Roxbury, LP, as agent (the “Former Agent”). As a result of the repayment of all outstanding first-lien obligations of the Company under the Acquisition Facility, the Acquisition Facility was terminated.

The foregoing summary of Credit Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full text of the Credit Agreement and the Warrants, copies of which are attached hereto as Exhibits 10.1 and 10.2 respectively.

Amendment to Indenture

In connection with the Credit Agreement, on July 31, 2024, the Company entered into a Second Amendment to the Indenture (the “Second Amendment”). The Second Amendment makes certain conforming changes to the Indenture to reflect the entry into the Credit Agreement and the termination of the Acquisition Facility.

The foregoing summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.3.

1.02 Termination of a Material Definitive Agreement

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02.

2.02 Results of Operations and Financial Condition

On July 31, 2024, the Company issued a press release announcing the entry into the Credit Agreement and the termination of the Acquisition Facility. As part of the press release, the Company announced that following issuance of the Term Loans and the termination of the Acquisition Facility the Company had approximately US$19,000,000 of cash, cash equivalents and restricted cash as of July 31, 2024. The cash balance presented by the Company was net of debt principal payments of approximately US$10,400,000 since June 30, 2024, which includes US$2,400,000 for the July 1, 2024 regularly scheduled principal payment on the Acquisition Facility, a US$4,300,000 payment in connection with the Term Loans resulting in a smaller initial term loan principal balance than the amount outstanding under the Acquisition Facility prior to the refinancing, as well as early prepayment of US$3,600,000 in an outstanding principal amount of promissory notes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 (the “Section”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the entry into the Credit Agreement and issuance of Term Loans is incorporated into this Item 2.03.

3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Warrants is incorporated into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1*^
Credit Agreement, dated as of July 31, 2024, by and among Jushi Holdings Inc., the other loan parties that are parties thereto, the lenders that are party thereto, and Argent Institutional Trust Company, as agent for the lenders.

10.2	Form of Common Stock Purchase Warrant
10.3	Second Amendment to Trust Indenture, dated July 31, 2024, by and between Jushi Holdings Inc. and Odyssey Trust Company
99.1	Press Release dated July 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit (indicated by bracketed asterisks) are omitted in accordance with the rules of the SEC because they are both not material and the Company customarily and actually treats such information as private or confidential.

^ Certain appendices to this exhibit are omitted in accordance with Item 601(A)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted appendix to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUSHI HOLDINGS INC.
Date: August 6, 2024	By:	/s/ Jon Barack
Jon Barack
President